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                                                                   Exhibit 10.22


                             RIGHT OF LAST REFUSAL

         This Agreement, entered into this 14th day of February, 1995, among HOUBIGANT, INC., a Delaware corporation, having a principal place of business at 1135 Pleasant View Terrace West, Ridgefield, New Jersey 07657 (the "Grantor"), LUIGI MASSIRONI, with an address at 350 East 79th Street, New York, New York 10021, MICHAEL SHERMAN, with an address at 333 East 68th Street, New York, New York 10021, but excluding the Grantor's institutional creditors that may hold or retain stock in the Grantor under Grantor's anticipated plan of reorganization and any stock held by Grantor as treasury stock (Messrs. Massironi and Sherman and other stockholders, subject to the exclusion noted above, are hereinafter individually referred to as the "Stockholder" and collectively referred to as the "Stockholders"), and PARFUMS PARQUET INCORPORATED, a Delaware corporation, with an address located at 675 Massachusetts Avenue, Cambridge, Massachusetts 02139 (the "Licensee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the License Agreement (as defined below).

                                   WITNESSETH

         WHEREAS, it is presently anticipated that the Stockholders, together with the Grantor's institutional creditors, will own all or substantially all of the issued and outstanding shares of the Grantor (the "Stock") following confirmation of Grantor's anticipated plan of reorganization;

         WHEREAS, the Grantor and Licensee have heretofore entered into a License Agreement dated August 10, 1994, as modified on August 16, 1994, September 16, 1994 and September 21, 1994 (the "License Agreement"); and

         WHEREAS, as a condition to the License Agreement, and in accordance with paragraphs 38 and 40 of the License Agreement, the Grantor and the Licensee require that the Stockholders and Grantor deliver this Agreement to the Licensee;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholders hereby agree as follows:

         1. Provided that (i) each of the Stockholders owns Stock of the Grantor and (ii) the Grantor owns all of the assets (i.e., trademarks, tradenames, know-how and related assets) which are the subject of the License Agreement (collectively the







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"Assets"), as is presently anticipated following confirmation of the Grantor's anticipated plan of reorganization, each of the Stockholders and the Grantor hereby agrees he or it will not sell, assign, dispose of, pledge, hypothecate or otherwise transfer (collectively, a "Sale"), other than (a) as part of a plan of reorganization confirmed and approved by the bankruptcy court having jurisdiction over the Grantor's chapter 11 estate, or (b) as part of an initial public offering of equity securities of the Grantor or a sale or transfer among related/affiliated entities, any Stock of the Grantor or the Assets, except in accordance with the following procedures:

         (a) Prior to the Sale by a (i) Stockholder of all or a portion of his Stock or (ii) Grantor of all or a portion of the Assets, to a third party, such Stockholder or Grantor, as the case may be, will provide the Licensee advanced written notice thereof (the "Sale Notice"), which shall constitute an irrevocable offer for a period of twenty (20) days after delivery thereof, setting forth (i) the number of shares of Stock that the Stockholder proposes to sell or the Assets Grantor proposes to sell (the "Offer"), (ii) the proposed transferee and (iii) the price at which the Stockholder or Grantor proposes to make the Sale to such transferee (the "Offer Price"), and will offer to sell the Stock or the Assets, as the case may be, to the Licensee at the Offer Price and on the other terms and conditions contained in the Sale Notice. Within twenty
(20) days after delivery of the Sale Notice, the Licensee must either

(i)      Accept the Offer; or

(ii)     Inform the Stockholder or Grantor in
         writing that the Licensee declines the
         Offer.

         (b) Sale of Stock or of the Assets, as the case may be, under the above-referenced terms shall be made at the offices of the Grantor in the U.S. on a mutually satisfactory business day at least twenty (20) but not more than forty-five (45) days after delivery of the Sale Notice. Delivery of certificates or other instruments evidencing such Stock, duly endorsed for transfer to the Licensee and free and clear of all claims, liens and encumbrances, shall be made on such date against payment by the Licensee of the Offer Price therefor. The Grantor shall affix or cause to be affixed, legends upon the certificates or other instruments evidencing the Stock referring to this Agreement and the terms and conditions hereof.

         (c) If the Licensee does not accept the Offer, the Stockholder or Grantor may sell the Stock or the Assets so offered for sale at a price not less than the Offer Price, and







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on terms not more favorable to the purchaser thereof than the terms stated in the original Sale Notice, at any time within 120 days after the expiration of the offer required by paragraph 1 (a) above. In the event that all of the Stock or Assets are not sold by the Stockholder or Grantor during such 120-day period, the right of the Stockholders or Grantor to sell such unsold Stock or Assets shall expire and the obligations of this Section 1 shall be reinstated.

         (d) Notwithstanding any of the foregoing, the Stockholders shall be permitted to make transfers of their Stock, in their sole discretion, between and among members of their immediate family, or a trust established for the benefit of a member of a Stockholder's immediate family. Any subsequent transfer of said Stock outside of the Stockholder's immediate family, or a trust established for the benefit of a member of a stockholder's immediate family, shall be subject to Licensee's rights under this Agreement.

         2. In the event Grantor shall undertake to sell to a third party (subject to the terms and provisions of this Agreement) those assets which comprise the terms of the Agreement, Grantor shall provide Licensee, with advanced written notice thereof and the last opportunity to acquire such assets on such terms and conditions in conformity with the proposed third-party transaction.

         3. Each of the Stockholders and the Grantor shall take all appropriate action as may be necessary or appropriate to effectuate the provisions and intent of this Agreement.

         4. The Grantor covenants and agrees that it will not transfer or reflect on its books and records, or otherwise directly or indirectly, recognize any transactions which are in conflict with, or in violation of, the terms and conditions of this Agreement.

         The Stockholders and the Grantor acknowledge that the undertakings of the Stockholders and Grantor pursuant to this Agreement constitute material inducements to the Licensee to enter into the Licensee Agreement and consummate the transactions contemplated thereunder,






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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first set forth above.


                           /s/ Luigi Massironi
                           --------------------------------------
                           Luigi Massironi, In his capacity
                           as an anticipated Stockholder


                           /s/ Michael Sherman
                           --------------------------------------
                           Michael Sherman, in his capacity
                           as an anticipated Stockholder


                           HOUBIGANT INC.


                           By: /s/ Michael Sherman
                               ----------------------------------
                               Michael J. Sherman
                               Exec. Vice President